EXHIBIT 3.7


                       SECOND AMENDED AND RESTATED
                        ARTICLES OF INCORPORATION
                                   OF
                    NETVOICE TECHNOLOGIES CORPORATION

          Jeff Rothell and William Bedri hereby certify that:

     1. They are the President and Secretary, respectively, of NetVoice Technologies Corporation, a Nevada corporation (the "Company").

     2. The Articles of Incorporation of the Company, are hereby amended and restated in full to read as set forth in EXHIBIT A, THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION, attached hereto and incorporated herein by this reference.

     3. The attached amendment and restatement of the Articles of Incorporation of the Company, as amended has been duly approved by the Board of Directors of this Company as evidenced by the Resolutions attached hereto as EXHIBIT B.

     4. The attached amendment and restatement of the Articles of Incorporation has been duly approved by the Company's shareholders in accordance with the Company's Articles of Incorporation as well as Sections 78.390 and 78.403 of the Nevada General Corporation Law. The total number of outstanding shares of Common Stock of the Company is 6,073,300. The percentage approval required was a majority of the outstanding shares of Common Stock.. The percentage approving the Second Amended and Restated Articles of Incorporation was 52.77 percent.

     5. The undersigned further declare that the matters set forth in this certificate are true and correct of their own knowledge.

Executed this 18TH day of January, 2000.


                                   /s/ JEFF ROTHELL
                                   ---------------------------------
                                   Jeff Rothell, President


                                   /s/ WILLIAM BEDRI
                                   ---------------------------------
                                   William Bedri, Secretary



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                                EXHIBIT A

                       SECOND AMENDED AND RESTATED
                        ARTICLES OF INCORPORATION
                                   OF
                    NETVOICE TECHNOLOGIES CORPORATION

     The undersigned President and Secretary of NetVoice Technologies Corporation (the "Corporation"), pursuant to the requisite approval of the Directors and Shareholders of the Corporation, hereby set forth and restate in their entirety the Articles of Incorporation of the Corporation as amended, to wit:


                                ARTICLE I

                                  NAME
                                  ----

     The name of this corporation is NetVoice Technologies Corporation.


                               ARTICLE II

                                DURATION
                                --------

     The Corporation shall have perpetual existence.


                               ARTICLE III

                                 PURPOSE
                                 -------

     The purposes for which this Corporation is formed are:

     To do any or all of the things hereinafter mentioned, or as hereinafter set forth as fully and to the same extent as natural persons might or could do, including, but not limited to:

     (A) To carry on any business whatsoever that this Corporation may deem proper or convenient or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of this Corporation, and to do all things specified in the Nevada General Corporation Law, and to have and to exercise all powers conferred by the laws of the State of Nevada on corporations formed under the laws pursuant to which and under which this Corporation is formed, as such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons

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might or could do, either alone or in connection with other persons, firms, associations, or corporations, and in any part of the world.

     (B) The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this Corporation, and the powers and purposes stated in each clause shall, except where expressly stated, be in no way limited or restricted by any term or provisions of any other clause.


                               ARTICLE IV

                                DIRECTORS
                                ---------

     The business and affairs of the Corporation shall be managed by the Board of Directors which shall consist of not less than one (1) member nor more than seven (7) members. The number of directors may be increased or decreased by amendment to or in the manner provided in the Bylaws of the Corporation, but no decrease shall have the effect of shortening the term of any incumbent director.


                                ARTICLE V

                        BOARD OF DIRECTORS' POWER
                        -------------------------

     All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors. Unless otherwise specified in these Articles of Incorporation, the corporate bylaws, or required by statute, no resolution of the Corporation at any meeting at which a quorum of directors is present, whether regular or special, shall be adopted except by a vote of a simple majority of the directors eligible to vote.


                               ARTICLE VI

                        AUTHORIZED CAPITAL STOCK
                        ------------------------

     The Corporation is authorized to issue two classes of shares designated, respectively, Preferred Stock (the "Preferred Stock") and Common Stock (the "Common Stock"). The Corporation is authorized to issue an aggregate of 50,000,000 shares of Preferred Stock and 100,000,000 shares of Common Stock. The Common Stock of the Corporation shall have a par value of $0.001 per share

     The Board of Directors of the Corporation shall be authorized to prescribe the series and number of shares in each series, and the voting powers, designations, preferences, limitations,

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restrictions, and relative rights of each class and series of stock by resolution as provided in Sections 78.195, 78.1955, and 78.196 of the Nevada Revised Statutes.

     The authorized stock of the Corporation may be issued at such time, upon such terms and conditions, and for such consideration as the Board of Directors shall, from time to time, determine. All stock when issued shall be deemed fully paid and non-assessable.

     No cumulative voting, on any matter to which the Shareholders shall be entitled to vote, shall be allowed for any purpose. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of the Corporation.


                               ARTICLE VII

           TRANSACTIONS WITH INTERESTED DIRECTORS AND OFFICERS
           ---------------------------------------------------

     (A) A contract or other transaction is not void or voidable solely because:

          (1) The contract or transaction is between a corporation and:

               (a) One or more of its directors or officers; or

               (b) Another corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested;

          (2) A common or interested director or officer:

               (a) Is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction; or

               (b) Joins in the execution of a written consent which authorizes or approves the contract or transaction pursuant to subsection 2 of Nevada Revised Statutes Section 78.315; or

          (3) The vote or votes of a common or interested director are counted for the purpose of authorizing or approving the contract or transaction, if one of the circumstances specified in subsection B exists.

     (B) The circumstances in which a contract or other transaction is not void or voidable pursuant to subsection A are:

          (1) The fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

          (2) The fact of the common directorship, office or financial interest is known to the stockholders, and they approve or ratify the contract or transaction in good faith by a

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     majority vote of stockholders holding a majority of the voting power.
     The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

          (3) The fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the board of directors of the Corporation for action.

          (4) The contract or transaction is fair as to the corporation at the time it is authorized or approved.

     (C) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies a contract or transaction, and if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize, approve or ratify a contract or transaction.

     (D) Unless otherwise provided in these Articles of Incorporation or the Bylaws, the board of directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the board of directors establishes the compensation of directors pursuant to this subsection, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence.


                              ARTICLE VIII

                   LIABILITY OF DIRECTORS AND OFFICERS
                   -----------------------------------

     No Director, Officer, or Agent (to include counsel) of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damage for any breach or alleged breach of fiduciary duty by such person acting in such capacity. It shall be presumed that in accepting the position as an Officer, Director or Agent, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of Nevada Revised Statutes Section 78.300.



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

                               ARTICLE IX

               ELECTION REGARDING NEVADA REVISED STATUTES
               ------------------------------------------

                       SECTIONS 78.378 TO 78.3793
                       --------------------------

                                   AND
                                   ---

                        SECTIONS 78.411 TO 78.444
                        -------------------------

     This Corporation shall NOT be governed by nor shall the provisions of Nevada Revised Statutes Section 78.378 through and including Section
78.3793 and Section 78.411 through and including 78.444 in any way whatsoever affect the management, operation of, or be otherwise applied to this Corporation


                                ARTICLE X

                             INDEMNIFICATION
                             ---------------

     (A) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (B) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not

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

be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     (C) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections A and B, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.


                               ARTICLE XI

                         VOTING OF SHAREHOLDERS
                         ----------------------

     (A) Unless otherwise provided in these Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the board of directors pursuant to authority expressly vested in it by the provisions of these Articles of Incorporation, every stockholder of record of the Corporation is entitled at each meeting of stockholders thereof to one vote for each share of stock standing in his name on the records of the Corporation. If these Articles of Incorporation, or the resolution providing for the issuance of the stock adopted by the board of directors pursuant to authority expressly vested in it by these Articles of Incorporation, provides for more or less than one vote per share for any class or series of shares on any matter, every reference in these Articles of Incorporation or the Nevada General Corporation Law to a majority or other proportion of stock shall be deemed to refer to a majority or other proportion of the voting power of all of the shares or those classes or series of shares, as may be required by these Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the board of directors pursuant to authority expressly vested in it by the provisions of these Articles of Incorporation, or the provisions of the Nevada General Corporation Law.

     (B) Unless contrary provisions are contained in these Articles of Incorporation, the directors may prescribe a period not exceeding 60 days before any meeting of the stockholders during which no transfer of stock on the books of the Corporation may be made, or may fix, in advance, a record date not more than 60 or less than 10 days before the date of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that date are entitled to notice or to vote at such a meeting. If a record date is not fixed, the record date is at the close of business on the day before the day on which notice is given or, if notice is waived, at the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting

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unless the board of directors fixes a new record date for the adjourned meeting. The board of directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.

     (C) The provisions of this Article do not restrict the directors from taking action to protect the interests of the Corporation and its stockholders, including, but not limited to, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder or holders of a specified number of shares or percentage of share ownership or voting power.

     IN WITNESS WHEREOF, the undersigned President and Secretary have executed these Second Amended and Restated Articles of Incorporation.



                                   /s/ JEFF ROTHELL
                                   ---------------------------------
                                   Jeff Rothell, President


                                   /s/ WILLIAM BEDRI
                                   ---------------------------------
                                   William Bedri, Secretary



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